Consent of Independent Auditors


We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-12867) and related Prospectus of OXiGENE, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1996, with respect to the consolidated financial statements of OXiGENE, Inc. included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP
                                                          ---------------------
                                                          ERNST & YOUNG LLP



New York, New York
October 28, 1996